EXHIBIT 11

                                  ARMCO INC.
               COMPUTATION OF INCOME (LOSS) PER COMMON SHARE

(Dollars and shares in millions, except per share amounts)
                                          Three Months Ended  Six Months Ended
PRIMARY                                         June 30,           June 30,
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                                             1996     1995      1996     1995
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
Income (loss) from continuing operations   $ (4.0)  $ 33.1    $  2.9   $ 34.0
Preferred stock dividends                    (4.4)    (4.4)     (8.9)    (8.9)
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Income (loss) from continuing operations
  applicable to common stock                 (8.4)    28.7      (6.0)    25.1
Income from discontinued operation            -        2.8       -        4.3
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Net income (loss) applicable to
  common stock                             $ (8.4)  $ 31.5    $ (6.0)  $ 29.4

Weighted average number of common shares    106.7    106.0     106.5    105.8
Weighted average number of common
  equivalent shares                           -        0.2       -        0.2
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Average common shares outstanding
  as adjusted                               106.7    106.2     106.5    106.0
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Income (loss) per share from
  continuing operations                    $(0.08)  $ 0.27    $(0.06)  $ 0.24
Income per share from discontinued
  operation                                   -       0.03       -       0.04
- -----------------------------------------------------------------------------
Net income (loss) per share                $(0.08)  $ 0.30    $(0.06)  $ 0.28
- -----------------------------------------------------------------------------

FULLY DILUTED*
- -------------
Income (loss) from continuing operations   $ (4.0)  $ 33.1    $  2.9   $ 34.0
Preferred stock dividends                    (4.4)     -        (8.9)     -
- -----------------------------------------------------------------------------
Income (loss) from continuing operations
  applicable to common stock                 (8.4)    33.1      (6.0)    34.0
Income from discontinued operation            -        2.8       -        4.3
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Net income (loss) applicable to
  common stock                             $ (8.4)  $ 35.9    $ (6.0)  $ 38.3
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Weighted average number of common shares    106.7    106.0     106.5    105.8
Weighted average number of common
  equivalent shares                           -        0.1      -         0.2
Weighted average number of preferred
  shares on an "if converted" basis           **      22.7       **      22.7
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Average common shares outstanding
  as adjusted                               106.7    128.8     106.5    128.7
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Income (loss) per share from continuing
  operations                               $(0.08)  $ 0.26    $(0.06)  $ 0.27
Income per share from discontinued
  operation                                   -       0.02       -       0.03
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Net income (loss) per share                $(0.08)  $ 0.28    $(0.06)  $ 0.30
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Shares of stock outstanding at June 30

  Common                                                       106.6    106.1
  Preferred - $2.10 Class A                                      1.7      1.7
  Preferred - $3.625 Class A                                     2.7      2.7
  Preferred - $4.50 Class B                                      1.0      1.0

* Calculation of fully diluted income per share is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083, although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an antidilutive result, or is not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

** Antidilutive
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